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                                  EXHIBIT 21.1



                   SUBSIDIARIES OF CULLEN/FROST BANKERS, INC.


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                                                       STATE OR OTHER                            PERCENTAGE OF
                                                       JURISDICTION OF                         VOTING SECURITIES
                                                      INCORPORATION OR                              OWNED BY
NAME OF SUBSIDIARY                                      ORGANIZATION                       CULLEN/FROST BANKERS, INC.
-------------------------------                       ----------------                     --------------------------

The New Galveston Company, Inc.                           Delaware                                   100%

Cullen/Frost Capital Trust I                              Delaware                                   100%

Cullen/Frost Capital Trust II *                           Delaware                                   100%

The Frost National Bank                                 United States                                100%

Main Plaza Corporation                                      Texas                                    100%

Daltex General Agency, Inc.                                 Texas                                    100%

Frost Securities, Inc.                                    Delaware                                   100%

Frost Insurance Agency, Inc.                                Texas                                    100%

Frost Brokerage Services, Inc.                              Texas                                    100%

Tri-Frost Corporation                                       Texas                                    100%

Carton Service Corporation                                  Texas                                    100%

Cullen BLP, Inc.                                            Texas                                    100%


* - Formed February 3, 2004.

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